UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On April 17, 2018, The Blackstone Group L.P. posted on its website at ir.blackstone.com certain historical financial information which reflects the adoption of new guidance under accounting principles generally accepted in the United States of America (“GAAP”) on revenue recognition and the implementation of a change in accounting principle related to Carried Interest and Incentive Allocations.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance on revenue from contracts with customers. The new guidance was effective for Blackstone beginning on January 1, 2018 and was adopted on a full retrospective basis. Blackstone has concluded that its Management and Advisory Fees and Incentive Fees which are not received as an allocation of its equity investment (“Contractual Incentive Fees”) are within the scope of the amended revenue recognition guidance. The adoption of the amended guidance did not have a material impact on the recognition of Management and Advisory Fees. For Contractual Incentive Fees, the amended guidance changes the presentation and delays the timing of revenues compared to the prior accounting treatment. These amounts were previously recognized within Realized and Unrealized Performance Fees – Incentive Fees in the Consolidated Statements of Operations. Under the amended guidance, Contractual Incentive Fees will be recognized separately within Incentive Fees.

Blackstone has concluded that investments made alongside its limited partners in a partnership which entitle Blackstone to a (a) pro-rata allocation, and a (b) disproportionate allocation of the income otherwise allocable to the limited partners (“Performance Allocations”) represent equity method investments that are not in the scope of the amended revenue recognition guidance. Therefore, effective January 1, 2018, Blackstone implemented a change in accounting principle for the recognition and measurement of Performance Allocations. This accounting change will not change the timing or amount of revenue recognized related to Performance Allocation arrangements. These amounts were previously recognized within Realized and Unrealized Performance Fees – Carried Interest and Incentive Fees in the Consolidated Statements of Operations. Under the equity method of accounting Blackstone recognizes Performance Allocations within Investment Income along with the allocations proportionate to Blackstone’s ownership interests in the Blackstone Funds. Blackstone applied a retrospective application consistent with the requirements for presentation of a change in accounting principle.

The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2018

The Blackstone Group L.P.
By: Blackstone Group Management L.L.C., its General Partner

By:	/s/ Michael S. Chae
Name:	Michael S. Chae
Title:	Chief Financial Officer

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